Exhibit 2.3

Schedule 1

List of Sellers

Joseph Shapira

Rmicom Ltd. (Gideon Argaman)

ESOP

IDB Development Corporation Ltd.

Clalit Finance and Investments Ltd.

Clal Insurance Enterprise Holdings Ltd.

Clal Insurance Company Ltd.

Azorim Investment Developments Ltd

Infinity I Annex Fund, L.P.

Israel Infinity Venture Capital Fund (Israel) L.P.

Israel Infinity Venture Capital Fund (Delaware), L.P.

Israel Infinity Venture Capital Fund (Cayman I), L.P

Israel Infinity Venture Capital Fund (Cayman II)L.P.

Clal Industries and Investments Ltd.

Clal Electronics Industries Ltd.

Gemini Israel II L.P.

Gemini  Israel II Parallel Fund Limited Partnership

Gemini Partner Investors L.P.

Advent PGGM Gemini L.P.

SVE STAR Ventures Enterprises No. VII, a German Civil Law Partnership (with limitation of liability)

Star Seed Enterprises, a German Civil Law Partnership (with limitation of liability)

SVE Star Ventures Enterprises GmbH & Co. No. VIIa KG

SVM STAR Ventures Managementgesellschaft mbH Nr. 3 & Co. Beteiligungs KG Nr. 2

SVM Star Ventures Management GmbH Nr.3

Warburg Pincus Emerging Growth Fund, Inc.

Weiss Peck & Greer L.L.C.

Raj Mehra

Bost&Co. Boston Safe Deposit and Trust Co

Stanley Stern

Lior Bregman

Kenneth G. Greenwald

Amit Frenkel

FBR Infinity II Ventures (Israel) LP

FBR Infinity II Ventures LP

FBR Infinity II Ventures (Erisa) LP

Mofet Israel Technology Fund Ltd.

Ronen Kantor Trustees Ltd.